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                                                                    EXHIBIT 99.1
[ANALYTICAL SURVEYS LOGO]
                                                                      P R E S S
                                                                  R E L E A S E



                      ASI ANNOUNCES NEW FINANCING AGREEMENT
                       WITH AN INVESTMENT FUND MANAGED BY
                               CANNELL CAPITAL LLC

    CANNELL TO PURCHASE $2 MILLION CONVERTIBLE NOTE AND WARRANTS TO PURCHASE
      COMMON STOCK; NEW FINANCING WILL VIRTUALLY ELIMINATE ASI'S BANK DEBT
                           AND PROVIDE WORKING CAPITAL

INDIANAPOLIS, INDIANA -- March 22, 2002, Analytical Surveys, Inc. (ASI) (Nasdaq:
ANLT) today announced it has signed a definitive agreement with an investment fund managed by Cannell Capital LLC in connection with the purchase of a $2 million senior secured convertible note, and the issuance of warrants to purchase additional shares of ASI's common stock. ASI will use the initial $2 million investment to extinguish virtually all remaining bank debt and for working capital. As a result of the transaction, Cannell will be entitled to appoint a majority of ASI's board of directors, and if the note is fully converted and the warrants exercised, Cannell will own a majority of ASI's outstanding common stock. For complete details regarding the terms of the transaction, investors are referred to ASI's filing with the U.S. Securities and Exchange Commission on Form 8-K.

ASI's President and CEO Norman Rokosh said, "This agreement is the result of an extensive effort to eliminate our bank debt, recapitalize ASI and position ASI for long-term operational and financial success. We are very pleased to have Cannell as our new financial partner."

Rokosh added, "This important development should provide current and prospective clients with the knowledge that ASI has the financial resources and operational focus to meet its customers' GIS-related needs. We appreciate the dedication and loyalty of our employees and clients during our rebuilding phase."

Under Nasdaq rules, the issuance of securities that are convertible into more than 20% of the outstanding common stock of a company normally would require shareholder approval. Under rules that allow for an exception to this requirement, ASI has obtained a waiver of the shareholder approval requirement from Nasdaq for the issuance of the note and the warrants. ASI justified its request for a waiver on the basis of a financial need to expedite the transaction. ASI's audit committee has expressly approved the waiver. Additionally, ASI is mailing to all shareholders, no later than 10 days before issuing the securities related to this transaction, information describing the transaction and informing shareholders of its decision to obtain a waiver of the




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shareholder approval requirement in lieu of seeking the shareholder approval that would otherwise be required. Subject to closing conditions, the transaction is scheduled to close on or about April 2, 2002.

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. ASI is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of the information and technology asset. In addition to corporate offices in Indianapolis, Indiana, ASI maintains several facilities across the United States and is listed on the Nasdaq under the symbol "ANLT." For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding ASI's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to ASI on the date of this press release, and ASI assumes no obligation to update any such forward-looking statements. ASI's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in ASI's Annual Report on Form 10-K.

CONTACTS:

Analytical Surveys, Inc.                    Pfeiffer High Public Relations, Inc.
Michael A. Renninger                                                  Geoff High
Chief Financial Officer                                             303-393-7044
mrenninger@anlt.com                                       geoff@pfeifferhigh.com